UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

HELIOS AND MATHESON NORTH AMERICA INC
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following are the voting results on each matter submitted to the Company’s shareholders at the Company’s Annual Shareholder Meeting held on May 2, 2011. The proposals below are described in detail in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on April 11, 2011. At the Annual Meeting, all of the proposals were approved.
1.	The election, for one-year terms, of all person nominated for directors was approved by the following vote:

Nominee	For	Withheld
Srinivasaiyer Jambunathan	4,969,535	1,000
Daniel L. Thomas	4,969,535	1,000
Kishan Grama Ananthram	4,964,010	6,525
Divya Ramachandran	4,963,740	6,795
2.	Ratification of the appointment of Mercadien, P.C. as the Company’s independent registered public accountant firm for the 2011 fiscal year was approved by the following vote:

For	Against	Abstentions
4,969,535	1,000	0
3.	Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse-split of the Company’s commom stock at a ratio of 1 share for each 2.5 shares, including the grant of authority to the Board of Directors to effect the reverse split, was approved by the following vote:

For	Against	Abstentions
4,958,610	11,575	350
4.	Approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Helios and Matheson Information Technology Inc. was approved by the following vote:

For	Against	Abstentions
4,970,435	0	100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON
INFORMATION TECHNOLOGY INC.

By: /s/ Umesh Ahuja
Chief Financial Officer

Date: May 05, 2011